Exhibit 3.35

Delaware The First State	PAGE 1
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY “TESORO SIERRA PROPERTIES, LLC” IS DULY FORMED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE THIRTIETH DAY OF MARCH, A.D. 2007.
     AND I DO HEREBY FURTHER CERTIFY THAT THE SAID “TESORO SIERRA PROPERTIES, LLC” WAS FORMED ON THE TWENTY-NINTH DAY OF MARCH, A.D. 2007.
     AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL TAXES HAVE NOT BEEN ASSESSED TO DATE.

4326494 8300 070379986	/s/ Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State AUTHENTICATION: 5553307 DATE: 03-30-07

State of Delaware Secretary of State Division of Corporations Delivered 07:23 PM 03/29/2007 FILED 07:15 PM 03/29/2007 SRV 070379986 — 4326494 FILE
CERTIFICATE OF FORMATION
OF
TESORO SIERRA PROPERTIES, LLC
     1. The name of the limited liability company is Tesoro Siena Properties, LLC.
     2. The address of its registered office in the State of Delaware is 160 Greentree Drive, Suite 101 in the City of Dover, County of Kent. The name of its registered agent at such address is National Registered Agents, Inc.
     IN WITNESS WHEREOF, the undersigned, has executed this Certificate of Formation of this 29th day of March, 2007.

/s/ Kathryn Clamar
Kathryn Clamar, Authorized Person